Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Hydro Environmental Resources, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), I, David Rosenberg, Chief Executive Officer of the Company, and David
V. Harmsen, Chief Financial Officer of the Company, respectively, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
Section 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ DAVID ROSENBERG
--------------------------------
David Rosenberg
Chief Executive Officer
December 2, 2003



/s/ DAVID V. HARMSEN
--------------------------------
David V. Harmsen
Chief Financial Officer
December 2, 2003





















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